UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

VIVEVE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 3, 2022, the Company held its annual meeting of stockholders at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112 (the “Annual Meeting”).  The number of shares of common stock entitled to vote at the Annual Meeting was 10,619,846. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 4,608,713. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected. The proposals and the votes cast with respect to them are set forth below:

Proposal 1: Elect two Class II directors to hold office until the 2025 annual meeting or until the election and qualification of their successor.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Debora Jorn	1,204,688	83,014	3,321,011
Sharon Presnell	1,212,052	75,650	3,321,011

Proposal 2: Ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,493,195	-	58,590	56,928

Proposal 3: Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,024,198	215,033	48,471	3,321,011

The proposals are described in detail in the Proxy Statement.

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022	Viveve Medical, Inc.
	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer